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                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

                   THREE MONTHS ENDED MARCH 31, 1995 AND 1994

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                             1995              1994
                                                                                         ------------      ------------
PRIMARY:
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    16,549     $    15,115
  Preferred stock dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (2,063)         (2,063)
                                                                                           -----------     -----------
  Net income applicable to common shares  . . . . . . . . . . . . . . . . . . . . . . .    $    14,486     $    13,052
                                                                                           ===========     ===========

  Applicable common shares:
   Weighted average outstanding shares during the period  . . . . . . . . . . . . . . .         85,665          85,108
   Weighted average shares issuable upon exercise of common stock equivalents
     outstanding (principally stock options) using the "treasury stock" method  . . . .          1,639           1,657
                                                                                           -----------     -----------
   Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         87,304          86,765
                                                                                           ===========     ===========

  Net income per share of common stock  . . . . . . . . . . . . . . . . . . . . . . . .    $      0.17     $      0.15
                                                                                           ===========     ===========

FULLY DILUTED:
 Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    16,549     $    15,115
 Reduction of interest and amortization expenses resulting from assumed conversion
   of 7.625% convertible subordinated debentures  . . . . . . . . . . . . . . . . . . .            ---(a)          ---(a)
  Reduction of interest and amortization expenses resulting from assumed conversion
    of zero coupon notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            ---(a)          ---(a)
  Less applicable income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            ---             ---
                                                                                           -----------     -----------
  Adjusted net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    16,549     $    15,115
  Preferred stock dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (2,063)         (2,063)
                                                                                           -----------     -----------
  Adjusted net income applicable to common shares . . . . . . . . . . . . . . . . . . .    $    14,486     $    13,052
                                                                                           ===========     ===========

  Applicable common shares:
    Weighted average outstanding shares during the period . . . . . . . . . . . . . . .         85,665          85,108
    Assumed conversion of cumulative convertible exchangeable preferred stock . . . . .            ---(a)          ---(a)
    Weighted average shares issuable upon exercise of common stock equivalents
      outstanding (principally stock options) using the "treasury stock" method . . . .          1,771           1,654
    Assumed conversion of 7.625% convertible subordinated debentures  . . . . . . . . .            ---(a)          ---(a)
    Assumed conversion of zero coupon notes . . . . . . . . . . . . . . . . . . . . . .            ---(a)          ---(a)
                                                                                           -----------     -----------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         87,436          86,762
                                                                                           ===========     ===========
  Net income per share of common stock  . . . . . . . . . . . . . . . . . . . . . . . .    $      0.17     $      0.15
                                                                                           ===========     ===========

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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.